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Alliance Data
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Alliance Data’s LoyaltyOne Business Announces Dotz and Banco do Brasil National
Agreement

Brazil’s Dotz Program to Roll Out Nationally with Banco do Brasil in 2011

DALLAS, Texas (May 5, 2011) – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of transaction services, marketing services and credit services, announced that CBSM — Companhia Brasileira De Servicos De Marketing (“Dotz”), operator of Brazil’s Dotz loyalty program (www.dotz.com.br), of which LoyaltyOne has a sizeable equity stake, signed a multi-year agreement with Banco do Brasil to expand the Dotz program across Brazil. A national rollout is expected in mid-2011.

Founded in 1808, Banco do Brasil is the largest financial institution in Brazil with R$796 billion (USD$458 billion) in total assets. It is one of the oldest banks in the world serving all segments of the financial market with more than 30 million clients, more than 100,000 employees, 13,000 locations and nearly 44,000 ATMs in over 3,600 cities.

In 2000, Dotz launched as a Brazilian-based loyalty program that was initially focused on developing an online loyalty-based coalition program. Since LoyaltyOne’s investment and strategic business support of the Dotz management team in 2009, the program has grown significantly and expanded to include brick-and-mortar retail sponsors. Today, there are more than 70 online sponsors as well as key traditional sponsors in the financial services, gas and grocery verticals, over 500,000 active participants and a broader-based redemption portfolio. LoyaltyOne and Dotz have also been developing plans for a full-scale national rollout of the entire coalition program.

The Dotz and Banco do Brasil national agreement follows on the heels of a successful regional introduction of the Dotz coalition program launched in Belo Horizonte, Brazil’s third-largest metropolitan area with a population of more than 4 million. The regional program includes key anchor sponsors Banco do Brasil; Ale, one of Brazil’s largest national gasoline station chains with more than 2,000 locations; and Super Nosso, a strong regional grocer. LoyaltyOne will work closely with Dotz and Banco do Brasil to continue to grow the program, renew and sign new national and regional brick and mortar and online retailers, as well as increase the number of categories including telecom, airlines and pharmacy/drug stores.

The program is similar to the Canadian AIR MILES® Reward Program – consumers can join online or at multiple participating sponsor locations to collect points on their Dotz Collector card. Dotz points are accumulated through everyday shopping and can be redeemed for thousands of rewards. There is no cost to the consumer to join.

With Banco do Brasil as the anchor coalition loyalty program sponsor, the program will roll out nationally in mid-2011. With approximately 30 million banking customers and 9 million active credit cards, the program will focus on bank customer engagement and activation, specifically targeting credit card holders to join the Dotz coalition.

“With the success of the program in Belo Horizonte, we and both Dotz and Banco do Brasil recognized a huge opportunity for growth in one of the world’s fastest growing markets,” said Bryan Pearson, president of LoyaltyOne. “Banco do Brasil’s decision to become the exclusive banking sponsor and roll out the program across the country speaks volumes about the Dotz concept and Alliance Data LoyaltyOne’s unparalleled ability to build coalitions in attractive and long-term viable regions.”

“Banco do Brasil’s size, scope and unparalleled track record of leadership, innovation and service will be a tremendous asset to the growth and expansion of Dotz across Brazil,” said Dotz President and CEO Roberto Chade. “Building on the successful 2010 regional introduction of the Dotz coalition program which launched in Belo Horizonte and surpassed expectations, Banco do Brasil’s expanded participation in the program transitions the loyalty initiative firmly onto Brazil’s national landscape.”

“We are pleased to partner with Dotz and specifically spearhead the national expansion of the successful loyalty program across the country,” said Sergio Nazare, Retail Banking Director, Banco do Brasil.  “Innovating and delivering enhanced offers, products and services that meet the diverse expectations of our customers is a hallmark of Banco do Brasil. Driven by our market segmentation strategy, the relationship with Dotz and the launch of the program to our customers will further enhance the value proposition on our consumer products.”

LoyaltyOne accounts for its minority ownership interest in Dotz as an equity investment and records its percentage ownership of Dotz’ net operating losses as an operating expense. LoyaltyOne’s proportionate share of Dotz’ projected net operating losses for 2011, which include the costs associated with this national rollout, have been included in the Company’s 2011 Guidance.

Due to the deferred revenue model associated with coalition loyalty programs and the related timing difference between when cash is received and revenue recognized, the Company expects Dotz to be cash flow positive in 2011 despite generating a projected net operating loss.

Brazil has the fifth-largest population in the world with more than 190 million citizens (versus approximately 33 million in Canada) and has many of the characteristics required to host a successful coalition loyalty program. Based on the coalition program’s national target market potential and current consumer spending habits, expectations suggest a long-term opportunity of one-to-two times the size of the Canadian program.

About LoyaltyOne™

LoyaltyOne works with more than 100 of North America’s leading brands in the retail, financial services, grocery, petroleum retail, travel, and hospitality industries to profitably change customer behavior.  Through a team of businesses including Canada’s AIR MILES Reward Program, COLLOQUY, Precima, LoyaltyOne Consulting and Direct Antidote, LoyaltyOne designs, delivers, and manages a suite of loyalty marketing services — consumer data, customer-centric retail strategies, direct-to-consumer marketing, loyalty consulting, and more.  LoyaltyOne is part of the Alliance Data family of companies. For over 30 years, Alliance Data has helped its clients build more profitable, more loyal relationships with their customers.  More information is available at www.loyalty.com.

About CBSM — Companhia Brasileira De Servicos De Marketing (“Dotz”)

CBSM — Companhia Brasileira De Servicos De Marketing (“Dotz”) is a leading loyalty consulting and services operator in South America and operates dotz (www.dotz.com.br ), named by Jupiter Media Matrix as the “best and largest loyalty program in Latin America.” More information is available at www.dotzmarketing.com.br.

About Alliance Data

Alliance Data (NYSE:  ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands.  Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies.  Headquartered in Dallas, Alliance Data employs approximately 7,400 associates at 50 locations worldwide.

 Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne™, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program.  For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including the anticipated effects of the CARD Act, potential effects of the Epsilon data incident, and those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.